Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant tos

Section 906 of the Sarbanes-Oxley Act of 2002

Douglas V. Reynolds, Chief Executive Officer and Charles P. Crimmel, Chief Financial Officer of Energy Services of America Corporation (the “Company”) each certify in their capacity as officers of the Company that they have reviewed this Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, and that to the best of their knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2024	/s/ Douglas V. Reynolds
Douglas V. Reynolds
Chief Executive Officer

Date: February 12, 2024	/s/ Charles P. Crimmel
Charles P. Crimmel
Chief Financial Officer